UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

Kura Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37620	61-1547851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 500-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 3, 2021, Robert E. Hoffman tendered his resignation as a member of the Board of Directors (the “Board”) of Kura Oncology, Inc. (the “Company”) and all committees thereof, effective as of August 3, 2021 (the “Hoffman Resignation”).

(c)

On June 3, 2021, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Carol A. Schafer as (i) a Class II director of the Company, with a term of office expiring at the 2022 annual meeting of stockholders, (ii) a member of the Audit Committee of the Board (the “Audit Committee”) and (iii) contingent upon and effective as of the effectiveness of the Hoffman Resignation, Chairperson of the Audit Committee. There are no arrangements or understandings between Ms. Schafer and any other person pursuant to which she was selected as a director. In addition, there are no transactions in which Ms. Schafer has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”), Ms. Schafer (i) will receive an (a) annual cash retainer of $40,000 for service on the Board, (b) additional annual cash retainer of $7,500 for service as a member of the Audit Committee and (c) additional annual cash retainer of $7,500 for service as Chairperson of the Audit Committee, and (ii) was granted on the date of her appointment an option to purchase 46,000 shares of the Company’s common stock, which vests annually over a three year period. The Compensation Policy also provides for further automatic annual option grants to purchase 23,000 shares of the Company’s common stock on the date of each annual meeting of stockholders, which vest in full on the one year anniversary of the date of grant. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s Amended and Restated 2014 Equity Incentive Plan). Ms. Schafer has also entered into the Company’s standard form of Indemnification Agreement.

The Company issued a press release announcing the appointment of Ms. Schafer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021	KURA ONCOLOGY, INC.

	By:	/s/ James Basta
James Basta
Chief Legal Officer and Secretary